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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  January 28, 2004
                                                         (January 27, 2004)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     1-9020                     76-1440714
(State of incorporation)     Commission File Number)          (IRS Employer
                                                            Identification No.)



       400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On January 28, 2004, PetroQuest Energy, Inc. (the "Company") issued a press release announcing appointment of W. J. "Tony" Gordon, III, age 55, to the Company's Board of Directors on January 27, 2004, increasing the number of board members to seven and the number of independent board members to four.

         Mr. Gordon served in various capacities with Conoco Inc. and ConocoPhillips for 32 years until his retirement in 2002, including President of Dubai Petroleum Company (Conoco Middle East subsidiary), President and Managing Director of Conoco Norway, Inc. and Regional Production Manager for Conoco's Gulf of Mexico and Gulf Coast Region.

         Mr. Gordon is currently Vice President of Strategic Planning of the Franciscan Missionaries of Our Lady Health System and serves on the board of directors of the Greater Lafayette Chamber of Commerce, the board of directors of the Community Foundation of Acadiana and the Advisory Board of IberiaBank Corporation. He is a member of the Society of Petroleum Engineers and the American Petroleum Institute. He has served as Captain in the U.S. Army Field Artillery and received a Bachelor of Science in Physics from Southern University in Baton Rouge, Louisiana in 1970.

         The press release is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.       Financial Statement of Business Acquired

         None.

b.       Pro Forma Financial Information

         None.

c.       Exhibits

         99.1     Press Release.


                            [SIGNATURE PAGE FOLLOWS]

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 28, 2004              PETROQUEST ENERGY, INC.


                                    By:  /s/ Daniel G. Fournerat
                                         --------------------------------------
                                         Daniel G. Fournerat
                                         Senior Vice President, General Counsel
                                         and Secretary

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                                INDEX TO EXHIBIT


EXHIBIT NUMBER          DESCRIPTION
--------------          -----------

     99.1               Press Release